COMPANY
LETTING
AGREEMENT

for letting residential dwelling house

General Notes

1.	This tenancy agreement is for letting furnished or unfurnished residential accommodation to a company.
2.	This Agreement may be used for residential tenancies of three years or less. Agreements for tenancies of a longer duration should be drawn up by deed.
3.	This is a legal document and should not be used without adequate knowledge of the law of landlord and tenant.
4.
Section 11, Landlord and Tenant Act 1985 - these obligations require the Landlord to keep in repair the structure and exterior of the dwelling, and to keep in repair and proper working order the installations for the supply of water, gas and electricity and the installations in the Property for space heating or heating water.

5.
Section 196 of the Law of Property Act 1925 provides that a notice shall be sufficiently served if sent by First Class post (if the letter is not returned undelivered) to the Tenant at the Property or the last known address of the Tenant or left addressed to the Tenant at the Property.

6.	This agreement has been drawn up after consideration of the Office of Fair Trading’s Guidance on Unfair terms in Tenancy Agreements.

More Information

For more information on using this tenancy agreement please refer to the 'Letting Information Point' on The Letting Centre website. Website address: www.letlink.co.uk

(c) The Letting Centre, 2007 Page 1 of 7 A05Form.txm - updated 05/09/08

THIS AGREEMENT is made on the date specified below BETWEEN the Landlord and the Tenant (otherwise known as the Company). It is intended that the tenancy created by this Agreement shall be a company letting. Accordingly, this tenancy is not an assured tenancy within the meaning of the Housing Act 1988.

Date:                          18 November 2008

Landlord(s):                    Mr Andrew Leaver and Mrs Hilary Leaver
Landlord's Agent:         Arun Lettings
Upper Floor
25 Windmill Street
Gravesend
Kent DA12 1AT
Note: Under s. 48, Landlord and Tenant Act 1987, notices can be served on the Landlord at the above address
Tenant(s):
Clean Power Technologies Limited

Property: The dwelling house known as:
16 Forge Place Hookwood Surrey    RH6 0AL
Contents:The fixtures and fittings at the Property together with any furniture, carpets, curtains and other effects listed in the Inventory

Term:                          For the term of six months

commencing on 18 November 2008 to 17 May 2009
Rent:                                £ 1250.00 Monthly
Payment:                             in advance by equal payments Monthly on the 18th of each month
Deposit                                   A deposit of £ 1726.03 is payable on signing this Agreement and transferred to the Landlord.

1.	The Landlord agrees to let and the Tenant agrees to take the Property and Contents for the Term at the Rent payable as above

2.
The Tenant pays the Deposit as security for the performance of the Tenant's obligations and to pay and compensate the Landlord for the reasonable costs of any breach of those obligations. It is agreed that this sum shall not be transferable by the Tenant in any way, and at any time against payment of the Rent and that no interest shall be payable on this Deposit. The balance of the Deposit to be paid to the Tenant as soon as possible after the conclusion of the tenancy, less any reasonable costs incurred for the breach of any obligation

The Tenant agrees with the Landlord:

(3.1)          (a) to ensure that throughout the Term the Property is occupied by an Approved Employee [and his family]

(b)	This sub-clause does not require that the same approved Employee should occupy the Property throughout the Term

(c)
An Approved Employee means a respectable and responsible employee [and his family] of the Company or a group of employees of the Company. Such employee or employees to have been previously approved in writing by the Landlord

(3.2)
That the Approved Employee(s) occupies the Property as licencee(s). It is not the intention of this Agreement that a tenancy should be created in the name of the Approved Employee or any other persons that may reside at that address

4. Rent and charges

(4.1) To pay the Rent on the days and in the manner specified to the Landlord's Agent. If the Rent is paid by an individual or any entity other than the Company, it is agreed that he is acting as an agent for the Tenant

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(4.2)
To pay promptly to the authorities to whom they are due, council tax and outgoings (including water and sewerage charges, gas, electric, light and telephone (if any) relating to the Property), where they are incurred during the period of the agreement, including any which are imposed after the date of this Agreement (even if of a novel nature) and to pay the total cost of any re-connection fee relating to the supply of gas, electricity, water and telephone if the same is disconnected. The Tenant agrees to notify the Landlord prior to changing supplier for any of the utility services stated above

(4.3)
That in the case of a breach of the terms of the tenancy by the Tenant, a reasonable administration charge may be made in addition to the costs of any remedial work, in order to compensate the Landlord or Agent his reasonable expenses

5.           Use of the Property

(5.1)
Not to assign, or sublet, part with possession of the Property, or let any other person live at the Property except that during the fixed term of the tenancy the Tenant may assign or sublet with the landlord’s express consent which will not be unreasonably withheld. Such consent, as a variation of the tenancy agreement to be agreed in writing

(5.2)	To use the Property as a single private dwelling and not to use it or any part of it for any other purpose nor to allow anyone else to do so

(5.3)	Not to receive paying guests or carry on or permit to be carried on any business, trade or profession on or from the Property

(5.4)
Not to do or permit or suffer to be done in or on the Property any act or thing which may be a nuisance damage or annoyance to a person residing, visiting or otherwise engaged in lawful activity or the occupiers of the neighbouring premises

(5.5)
Not to keep any cats or dogs at the property and not to keep any other animals, reptiles or birds (or other living creatures that may cause damage to the Property, or annoyance to neighbours) on the Property without the Landlord's written consent. Such consent, if granted, to be revocable, on reasonable grounds by the Landlord

(5.6)	Not to use the Property for any illegal or immoral purposes

(5.7)
Where the Landlord's interest is derived from another lease ("the Headlease") then it is agreed that the Tenant will observe the restrictions in the Headlease applicable to the Property. A copy of the Headlease, if applicable, is attached

6.           Repairs

(6.1)	Not to damage the Property and Contents or make any alteration or addition to the property without the written permission of the Landlord not to be unreasonably refused

(6.2)
To keep the interior of the Property and the Contents in at least as good and clean condition and repair as they were at the commencement of the tenancy, with fair wear and tear excepted, and to keep the Property reasonably aired and warmed

(6.3)
To pay the reasonable costs reasonably incurred by the Landlord or his Agent in replacing or repairing any furniture or other contents, lost, damaged or destroyed by the Tenant, or at the option of the Landlord, replace immediately any furniture or other contents, lost, damaged or destroyed by the Tenant, and not to remove or permit to be removed any furniture or other contents from the Property

(6.4)
That the Landlord or any person authorised by the Landlord or his Agent may at reasonable times of the day on giving 24 hours' written notice, (unless in the case of an emergency) enter the Property for the purpose of inspecting its condition and state of repair. The Tenant shall permit the Property to be viewed on reasonable notice (of at least 24 hours) at all reasonable times during the final weeks of the tenancy

(6.5)	To keep the gardens (if any) driveways, pathways, lawns, hedges and rockeries as neat, tidy and properly tended as they were at the start of the tenancy and not remove any trees or plants

(6.6)	To replace all broken glass in doors and windows damaged during the tenancy where the damage has been caused by the occupier, a member of the occupier’s family or their guests

(6.7)
Not to alter or change or install any locks on any doors or windows in or about the Property or have any additional keys made for any locks without the prior written consent of the Landlord, such consent not to be unreasonably withheld, and the cost of providing a set of keys for the Landlord or his agent to be met by the Tenant

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(6.8)	To notify the Landlord promptly of any disrepair, damage or defect in the Property or of any event which causes damage

(6.9)	Not to affix any notice, sign, poster or other thing to the internal or external surfaces of the Property in such a way as to cause damage

(6.10)	To take all reasonable precautions to prevent damage by frost

(6.11)	In order to comply with the Gas Safety Regulations, it is necessary:
        a) that the ventilators provided for this purpose in the Property should not be blocked
        b) that brown or sooty build up on any gas appliance should be reported immediately to the Landlord or Agent

(6.12)	Not to cause any blockage to the drains, pipes, sinks or baths

(6.13)	Not to introduce into the Property any portable heaters fired by liquid or bottled gas fuels without the Landlord's prior written consent

(6.14)	That the Tenant shall be responsible for testing all smoke detectors (if any) fitted in the Property on a regular basis and replace the batteries as necessary

7.           Other Tenant responsibilities

(7.1)
Within seven days of receipt thereof to send to the Landlord all correspondence addressed to the Landlord or the owner of the Property and any notice, order or proposal relating to the Property (or any building of which the Property form part) given, made or issued under or by virtue of any statute, regulation, order, direction or bye-law by any competent authority

(7.2)	To pay the Landlord fully for any reasonable costs or damage suffered by the Landlord as a consequence of any breach of the agreements on the part of the Tenant in this Agreement

(7.3)
Within the last two months of the tenancy to permit the Landlord or any person authorised by the Landlord or the Landlord's Agent at reasonable hours in daytime to enter and view the Property with prospective tenants or purchasers, having first given the Tenant a reasonable period of notice

(7.4)
That where the Property is left unoccupied, without prior notice in writing to the Landlord or Agent, for a prolonged period, the Tenant has failed to pay rent for that period, and has shown no intention to return, the Landlord may treat these actions as a surrender of the tenancy. This means that the Landlord may take over the Property and re-let it

(7.5)
To properly secure all locks and bolts to the doors, windows and other openings when leaving the Property unattended and where the Property is left vacant for more than 28 consecutive days and the rent is paid, to notify the Landlord or his agent, and to allow him access to the property in order to secure it where necessary

8.           End of tenancy

(8.1)	To return the Property and Contents at the end of the tenancy in the same clean state or condition as they were at the commencement of the tenancy

(8.2)	To leave the Contents at the end of the tenancy in approximately the same places in which they were positioned at the commencement of the tenancy

(8.3)
To return the keys of the Property to the Agent on the agreed termination date, or the end of the tenancy (whichever is sooner). The Tenant also agrees to pay for any reasonable charges incurred by the Agent in securing the Property against re-entry where keys are not returned

9.           The Landlord agrees with the Tenant that:

(9.1)
The Landlord shall permit the Tenant to have quiet enjoyment of the Property without interruption by the Landlord or his Agent, however this does not preclude the Landlord from taking action through the courts should the Tenant fail to pay the rent due or be in breach of the Tenancy Agreement

(9.2)
The Landlord will return to the Tenant any rent payable for any period during which the Property may have been rendered uninhabitable by fire, flood or any other risk which the Landlord has insured, other than where the damage has been caused by the act or omission of the Tenant, his family or his visitors.

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10.	Subject to the condition that a Landlord must obtain a court order for possession of the Property before re-entering the premises; if the Tenant does not:

        (a) pay the rent (or any part of it) within 14 days of the date on which it is due; or
        (b) comply with the obligations set out in the agreement,
            then the landlord may re-enter the Property and end the Tenancy.

This right must be exercised in the correct way through the Courts and only the Court can order the Tenant to give up possession of the Property

11.	The Landlord agrees to carry out any repairing obligations as required by section 11 of the Landlord and Tenant Act 1985 (see note 4)

12. In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:

"The Landlord" includes the persons who during the period of the tenancy have a legal interest in the property

"The Tenant" includes those who might inherit the tenancy. Whenever there is more than one Tenant all covenants and obligations can be enforced against all of the Tenants jointly and agains each individually. This means that any one of the members of a joint tenancy can be held responsible for the full rent and other obligations under the agreement if the other members do not fufil their obligations

13.
Before the Landlord can end this tenancy, he shall serve any notice(s) on the Tenant. Such notice(s) shall be sufficiently served if served at the last known address of the tenant in accordance with section 196 of the Law of Property Act 1925 (see note 5)

14. The Property is let together with the special conditions (if any) listed in the First Schedule attached hereto

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THE FIRST SCHEDULE (attach a separate sheet if necessary)

Special conditions:

1. The inventory check out fee will be 15% of the gross monthly rent with a minimum fee of £58.75 (fifty eight pounds and seventy five pence) inclusive of VAT. Payable prior to tenacy commencement. This is a non refundable fee.

Deposit

3. The deposit is held by the Landlord therefore any arbitration or dispute is between the tenant and the Landlord.

4.Arun Lettings will advise all utility companies of closing readings and the tenants address will be advised to all parties, unless the tenant advises, in writing. All closing accounts must be settled immediately by the tenant.

5. All postal redirections will be charged at £11.75 (inclusive of vat).

6. The occupation of the property is subject to the property being vacant at the date of the commencement of the tenancy. Therefore any hardship of an emotional or financial nature is not the responsibility of the Agent or Landlord.

7.The Tenant Information sheet was read and understood prior to referencing commencing and I/we had the opportunity to discuss matters prior to proceeding.

8.To be read in conjunction with 3.15 : Safety glass: All replacement glass to be safe, must be glazed with toughened or laminated glass or with robus glazing materials such as polycarbonate or, for screens, glass blocks. Suitable flat glass and plastic sheet should be made to British Standard BS6206. Small panes in doors and glazed panels can be of ordinary glass so long as it is at least 6mm thick, is held in place by glazing beads, has a maximum width of 250mm and a maximum area of 0.5 sq. m.

9.           The tenant will be included, at his expense, in a block contents insurance scheme operated by the Agent at the request of the Landlord. The cover must be confirmed by the tenant as adequate and not underinsured. The premium is to be paid to the Agent prior to the commencement of the tenancy and every twelve months thereafter as long as the tenancy lasts. Should the tenant hold a suitable existing policy the Landlord's permission will be sought to exclude the tenant from the Block

Contents Policy.

10.           In reference to clause 3.2: the approved employees licenced to occupy the property throughout the tenancy are.Mr Abdul Mitha

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SIGNED by the LANDLORD(s) :   /s/  C. Nelson

In the presence of :

Name:                          Terry Sweeney
Address:                     Arun Estates Residential Lettings, 25 - 26 Windmill Street, Gravesend, Kent
Occupation:                Lettings

Witness Signature:                                     /s/  Terry Sweeney

SIGNED by the TENANT(s) :- Clean Power Technologies Limited

/s/           A. Mitha                                           Date:  November 15, 2008

In the presence of :-

Name:                       Matt Wilson
Address:                 Arun Estates Residential Letters, 25 - 26 Windmill Street, Gravesend, Kent
Occupation:            Lettings

Witness Signature:              /s/   Matt Wilson

(c) The Letting Centre, 2005 Page 7 of 7 A05Form.txm - updated 05/09/08